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Exhibit 99.2


I, Fred C. Schulte, Chief Executive Officer of Elgin National Industries, Inc., certify that:


     1. This quarterly report on Form 10-Q of Elgin National Industries, Inc. fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of Elgin National Industries, Inc.



     Date: May 15, 2003                               /s/ Fred C. Schulte
                                                      -------------------
                                                      Wayne J. Conner
                                                      Chief Executive Officer